SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO.  2 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Blue Victory Holdings, Inc.
(Exact Name of Small Business Issuer in its Charter)

Delaware	6531	27-0499633
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

BLUE VICTORY HOLDINGS, INC.
4400 Ambassador Caffery Parkway, Suite A Box 347
Lafayette, Louisiana 70508
(337) 981-1447
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

BLUE VICTORY HOLDINGS, INC.
3909 I Ambassador Caffery Parkway
Lafayette, Louisiana 70508
(337) 981-1447
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
CHRISTINE MELILLI, ESQ., CPA
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	1,000,000	$1.00	$1,000,000	$71.30

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $1.00 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  MAY    , 2011

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

Subject to Completion, Dated May   , 2011

1,000,000 SHARES OF
BLUE VICTORY HOLDINGS, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,000,000 shares of our common stock can be sold by selling security holders at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:   May  , 2011

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision .

About Our Company

We were incorporated under the laws of the State of Nevada on July 6, 2009. Our principal business is management and ownership of branded restaurants.

On July 6, 2009 we issued 9,000,000 shares of par value $.001 common stock to Seenu Kasturi, our CEO, pursuant to an exemption from registration set forth in Section 4(2) of the Securities Act of 1933. The shares were issued in exchange for services rendered to us.

On June 6, 2010, Seenu Kasturi purchased 100,000 common shares in conjunction with our Regulation D Rule 506 private offering completed on June 28, 2010.

On July 14, 2010 we purchased 100% of the outstanding shares of HNI, LLC (“HNI”) f/k/a Hardees of New Iberia, Inc.  In consideration for these shares, the Company signed a promissory note (attached hereto as Exhibit 10.1), in the amount of $100,000, which will bear interest at 5% and is payable in 20 quarterly installments of $2,382 commencing October 15, 2010 with a balloon payment of $74,557 due immediately after the 20th payment. The acquisition was treated as a purchase and HNI became a wholly owned subsidiary of the Company.

On September 3, 2010 the Company paid a $100,000 deposit on behalf of Hardees Real Estate of New Iberia, LLC , owned by our Chief Executive Officer (“CEO”), Seenu Kasturi. The deposit was paid in connection with the acquisition of land and a building which is used by Hardees of New Iberia, Inc.  In connection with this deposit, Mr. Kasturi signed a promissory note for the full amount of the deposit, which will bear interest at 6%, and stipulates that all principal and interest is due to the Company on July 15, 2011. Such promissory note is attached hereto as Exhibit 10.2.  In connection with this transaction, Hardees of New Iberia, Inc. signed a 5 year lease with Seenu Kasturi , for the use of the land and the building, which is Hardees Real Estate of Louisiana, Inc., 101 East Admiral Doyle Drive, New Iberia, LA 70560. The lease calls for rent payments of $1,000 per month through July 14, 2015. Such lease is attached hereto as Exhibit 10.3.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Where You Can Find Us

Our principal executive offices are located at 3909 I Ambassador Caffery Parkway, Lafayette, Louisiana 70503 and our telephone number is (337) 981-1447. Our website is www.bluevictoryholdings.com.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The 1,000,000 shares of our common stock can be sold by selling security holders at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $1.00 was determined by the price the shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the six month period ended December 31, 2010 is derived from our unaudited financial statements. The statement of operations and balance sheet data for the period from July 6, 2009 to June 30, 2009 is derived from our audited financial statements.

	For the Six Months ended December 31, 2010 (Unaudited)	For the Period July 6, 2009 to June 30, 2009
STATEMENT OF OPERATIONS

Revenues	$590,138	$-
Food Paper and Beverage	163,077	-
Restaurant Operating Expense	228,431	-
Cost of Real Estate Sold	179,807	-
General and Administrative Expenses	36,717	22,356
Professional Fees	48,949	10,175
Total Operating Expenses	668,779	32,531
Loss from Operations	(78,641)	(32,531)
Other Income	1,588	-
Net Interest Income	13,788	12,107
Net Income (Loss)	$(63,265)	$(20,424)

	As of December 31, 2010 (Unaudited)	As of June 30, 2010
BALANCE SHEET DATA

Cash	$452,826	$361,993
Total Assets	1,479,742	904,074
Total Liabilities	515,140	830
Stockholders’ Equity	$964,602	$903,224

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

Blue Victory Holdings, Inc. is a Nevada Corporation founded on   July 6, 2009. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Such expenses include, but are not limited to, accounting and legal fees which must be incurred in order to become a publicly traded company. Further we anticipate potential difficulties, complications, and delays with regard to our pursuit in securing financing necessary for us to acquire additional restaurant locations. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.
Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to execute our plan of operations. We intend to open and acquire operating restaurants. As such, we will need to borrow money from lending institutions so that we can acquire or build restaurants. We anticipate a need of approximately $5 million to complete the acquisition of the 9-store KFC package of which we have made an offer to purchase. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICES OF SEENU KASTURI. YANNICK BASTIEN, AND OWEN THOMPSON. WITHOUT EACH OF THEIR CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Seenu Kasturi, our President and Chief Executive Officer, Yannick Bastien, our director of operations, and Owen Thompson, our director of restaurant operations. We currently do not have employment agreements with any of these employees.  The loss of any one of their services could have a material adverse effect on our business, financial condition or results of operation.

THE OFFERING PRICE OF THE SHARES WAS DETERMINED BY THE PRICE SHARES WERE SOLD TO OUR SHAREHOLDERS IN OUR PRIVATE PLACEMENT COMPLETED ON JUNE 28, 2010 , AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $1.00 per share for the shares of common stock is based upon the price of the shares sold to our shareholders in our private placement completed on June 28, 2010 . The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

OUR ABILITY TO BECOMEA RELEVANT AND TRUSTED BRAND AND TO INCREASE SALES DEPENDS LARGELY ON HOW WELL WE EXECUTE OUR MARKETING PLAN.

Our ability to anticipate and respond effectively to trends or other factors that affect the fast food segment and our competitive position in the fast food market, such as spending patterns, demographic changes, trends in food preparation, consumer preferences, all of which can drive popular perceptions of our business is contingent upon our ability to properly manage and market our business. If we are unable to generate the revenue necessary for our business to be profitable, we will not be able execute our marketing plan of opening additional Hardees locations. Our inability to open additional locations could have a material adverse effect on our business, financial condition or results of operation.

OUR ABILITY TO ACHIEVE SUSTAINED HIGH SERVICE LEVELS DEPENDS UPON OUR ABILITY TO PROPERLY MANAGE AND MOVIVATE OUR RESTAURANT PERSONNEL.

Our ability to drive restaurant improvements and achieve sustained high service levels so as to improve consumer perceptions of our ability to provide quality food served in clean and friendly environments is contingent upon our ability to properly manage and motivate our restaurant personnel. Our inability to properly manage and motivate our restaurant personnel could have a material adverse effect on our business, financial condition or results of operation.

WE ENGAGE IN RELATED PARTY TRANSACTIONS WITH OUR CEO WHICH COULD RESULT IN  CONFLICTS OF INTEREST BETWEEN OUR CEO AND SHAREHOLDERS OF THE COMPANY

We have entered into various related party transactions with our CEO, Seenu Kasturi. In his role as CEO and Director, Seenu Kasturi has fiduciary duties to the shareholders of the Company, requiring him to make decisions that are in the best interests of the shareholders. Engaging in related party transactions could result in conflicts of interest and may cause harm to our shareholders.

WE ENTERED INTO A RELATED PARTY TRANSACTION WITH K&L INVESTMENTS, A COMPANY OWNED BY OUR CEO, SEENU KASTURI, WHEREBYE WE PURCHASED CONTRACT RIGHTS FROM K&L.

On March 31, 2010, the Company purchased contract rights from K&L Investment Realty, LLC, a company owned by our CEO.  Although the contract calls for full recourse should the contract holder default on payment for the full outstanding balance and any accrued interest due as of the date of the default, it is possible that our CEO may not hold K&L accountable for the full amount due pursuant to the terms of the agreement in the event of default due to his conflict in interest as the owner of K&L and CEO of the Company.  We rely on the monthly payments from the contract rights we purchased from K&L. Loss of this monthly income would have a material adverse effect on our financial condition and results of operation.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, was determined by the price shares were sold to our shareholders in our private placement which was completed on June 28, 2010 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the following: (i) 1,000,000 shares of our common stock held by 50 shareholders  which were sold in our Regulation D Rule 506 offering completed on June 28, 2010; (ii) 10,000 shares of our common stock held by 1 shareholder which were issued on July 6, 2009 in exchange for legal services and qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of November 4, 2010 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering (1)
51 Anslow & Jaclin	10,000	10,000	0	0%
1 Reynaud, Roderick	1,000	1,000	0	0%
2 Granger, Kenneth	1,000	1,000	0	0%
3 Granger, James	5,000	5,000	0	0%
4 Pandya, Ketan	50,000	50,000	0	0%
5 Broussard, Brett	1,000	1,000	0	0%
6 Pandya, Bipin	50,000	50,000	0	0%
7 Peters, Stephen	5,000	5,000	0	0%
8 Bhougaraju, Kesava K/Shymala	5,000	5,000	0	0%
9 Rao, Shridhar	5,000	5,000	0	0%
10 Kiesler, James	50,000	50,000	0	0%
11 Blasi, Candance	15,000	15,000	0	0%
12 Flanders, Rowena	25,000	25,000	0	0%
13 Leopold, William	50,000	50,000	0	0%
14 Jaikishen, Suryakalan	25,000	25,000	0	0%
15 Bhat, Shyla	8,000	8,000	0	0%
16 Bourgeois, Cynthia	50,000	50,000	0	0%
17 Sharma, Neeraj	25,000	25,000	0	0%
18 Kasturi, Savitha (2)	2,500	2,500	0	0%
19 Alexander, Fred (3)	1,000	1,000	0	0%
20 Bastien, Yannick (4)	1,000	1,000	0	0%
21 Evans, James	2,500	2,500	0	0%
22 Shukla, Dev	1,000	1,000	0	0%
23 Soucie, Michelle	1,000	1,000	0	0%
24 Lewis, Shelly	2,500	2,500	0	0%
25 Richard, Mark	1,000	1,000	0	0%
26 Akkaraju, Vidyadhar/Parvathi	100,000	100,000	0	0%
27 Akkaraju, Nikhil	1,000	1,000	0	0%
28 Kasturi, Lakshmi (5)	1,000	1,000	0	0%
29 Kasturi, Minakshi (6)	1,000	1,000	0	0%
30 Boone, Brandy	1,000	1,000	0	0%
31 Hilliard, Karen	50,000	50,000	0	0%
32 Etier, Brian	5,000	5,000	0	0%
33 Bernard, Brenda	1,000	1,000	0	0%
34 Anderson, Christine	1,000	1,000	0	0%
35 Ghirardi, Ronald	1,000	1,000	0	0%
36 Williams, Stacy	1,000	1,000	0	0%
37 Jacobs, Amy	1,000	1,000	0	0%
38 Jacobs, Russell	1,000	1,000	0	0%
39 Lewis, Simeon	1,000	1,000	0	0%
40 Peters, Linda	1,000	1,000	0	0%
41 Mitchell, David	10,000	10,000	0	0%
42 Bilakanti, Srinivas	5,000	5,000	0	0%
43 Islam, Mohammed	25,000	25,000	0	0%
44 Chikeral, Amil	5,000	5,000	0	0%
45 Kasturi, Seenu & Divya (7)	9,100,000	100,000	9,000,000	90%
46 Peters, Marck	65,000	65,000	0	0%
47 Thompson, Owen (8)	2,500	2,500	0	0%
48 Thanki, Lalit	25,000	25,000	0	0%
49 Allenan, Kim	2,000	2,000	0	0%
50 Stewart, Robert	200,000	200,000	0	0%

(1)	Based on 10,000,000 outstanding Common Shares at May 9 , 2011
(2)	Savitha Kasturi is the sister-in-law of Seenu Kasturi, our CEO and Director.
(3)	Fred Alexander is our Vice-President of Business Development.
(4)	Yannick Bastien is our Chief Financial Officer and Principal Accounting Officer.
(5)	Lakshmi Kasturi is the mother of Seenu Kasturi, our CEO and Director.
(6)	Minakshi Kastuir is the sister of Seenu Kasturi, our CEO and Director.
(7)	Seenu Kasturi is our Chief Executive Officer and Director.
(8)	Owen Thompson is our Vice-President of Restaurant Operations.

To our knowledge, except for Seenu Kasturi, Fred Alexander, Yannick Bastein, and Owen Thompson , as disclosed above, none of the selling shareholders or their beneficial owners:

–	has had a material relationship with us other than as a shareholder at any time within the past three years; or
–	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
–	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $1.00 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.  Currently we have 10,000,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We have received an opinion of our counsel (attached hereto as Exhibit 5.1) stating that all shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering are fully paid and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock and currently have no shares issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey. No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

We issued 10,000 shares of our common stock on July 6, 2009 to Anslow & Jaclin as partial compensation for legal services rendered.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant.

Organization Within Last Five Years

Description of Business

General

We were incorporated under the laws of the State of Nevada on July 6, 2009.  Our principal business is management and ownership of branded restaurants or other business opportunities that we believe will create shareholder value. Our current operations include opening, managing, rehabilitating, buying and disposing of restaurants. Our main focus is to buy or build franchised restaurants like Hardees, KFC and Taco Bell.

HNI was initially opened around 1960 and was named Burger Chef, then in 1974, it became Mr. Cook Restaurant and in 1993 became Hardees.  It has been in continuous operation for nearly 50 years and owned and operated by the same family.  Blue Victory acquired it in July, 2010 and plans to continue operations in much the same manner.  We have hired a new store manager, David Zeller, and a Vice-President of Restaurant Operations, Owen Thompson, to assist in expanding the concept, as well as, facilitate new acquisitions.

On July 14, 2010 we purchased 100% of the outstanding shares of HNI.  In consideration for these shares, the Company signed a promissory note (attached hereto as Exhibit 10.1), in the amount of $100,000, which will bear interest at 5% and is payable in 20 quarterly installments of $2,382 commencing October 15, 2010 in 20 payments of $2,382 with a balloon payment of $74,557 due immediately after the 20th payment. The acquisition was treated as a purchase and has become a wholly owned subsidiary of the Company.

HNI operates Hardees which is a fast food service restaurant whose hours of operation are 6:00 a.m. until 10:00 p.m., Sunday thru Thursday. Friday and Saturday hours of operation are 6:00 a.m. thru midnight.  Breakfast service begins at 6:00 a.m., with made from scratch biscuits. Also served during breakfast hours are biscuit sandwiches with egg, bacon or sausage and cheese, as well as, pancakes and cinnamon rolls with coffee and orange juice.  Lunch and dinner service begins at 10:30 a.m., with items such as ¼, 1/3 and ½ lb Angus hamburgers, grilled or fried chicken sandwiches with french fries, onion rings and soft drinks. Also offered are made to order chocolate, vanilla or strawberry shakes, malts and ice cream. All menu items are made fresh when ordered and served to the customer within three minutes. There are currently 20 employees that work in three shifts. Our Store Manager is David Zeller and our Vice-President of Restaurant Operations is Owen Thompson. We closely adhere to the operating standards set forth by Hardees Corporate and strive to present the very best product to our customers with each order.

On September 3, 2010, the Company paid a $100,000 deposit on behalf of Hardees Real Estate of New Iberia, LLC, owned by our Chief Executive Officer (“CEO”), Seenu Kasturi. The deposit was paid in connection with the acquisition of land and a building which is used by Hardees of New Iberia, Inc. We provided the funding for this transaction on behalf of Hardees Real Estate of New Iberia, LLC because Hardees Real Estate of New Iberia, LLC lacked sufficient cash needed to acquire the land and building. We do not expect this arrangement to serve as a model for our future arrangements. In connection with this deposit, Mr. Seenu Kasturi signed a promissory note for the full amount of the deposit, which will bear interest at 6%, and stipulates that all principal and interest is due to the Company on July 15, 2011. Such promissory note is attached hereto as Exhibit 10.2.  In connection with this transaction, Hardees of New Iberia, Inc., signed a 5-year lease with Mr. Seenu Kasturi for the use of the land and the building, which is Hardees Real Estate of Louisiana, Inc., 101 East Admiral Doyle Drive, New Iberia, LA 70560. The lease calls for rent payments of $1,000 per month through July 14, 2015. Such lease is attached hereto as Exhibit 10.3.

On March 15, 2011 , the Company purchased 13 shares of Charlotte Star, LLC for $390,000.  The 13 units represent 32.5% of the outstanding shares. Charlotte Star has a total of 40 shares outstanding. Those shares were sold to raise capital to lend to Star Brands which owns and operates 5 KFC, 3 KFC/Taco Bell, and 1KFC/Long John Silvers restaurants in North Carolina. The Company will account for the transaction under the equity method of accounting.

We currently have bought and sold one single family residence and have purchased one that has been sold to our CEO, Seenu Kasturi. The address for the one that was bought and sold is 129 Mimosa Drive, Lafayette, LA 70503 and the other property at 413 Quail Drive, Lafayette, LA 70508 is the one sold to our CEO. We were considering an acquisition of a 114-unit multi-family apartment complex located at 102 Van Buren Drive, Lafayette, LA 70501. However, we are no longer pursuing the acquisition of the 114 unit multifamily apartment complex since we’ve used our liquid capital to invest in the restaurants in Charlotte, NC.

Each of these single family residents were acquired with the intention of refurbishing and reselling them. They were acquired because we had liquid capital in a checking account earning no interest. We felt, these two properties needed very little rehab work and had the potential to sell quickly and generate a profit. The property at 129 Mimosa Drive, was acquired at a price of $68,000 and was resold to an unrelated party at a price of $81,300. (See attached the property closing statements attached hereto as Exhibits 10.6 and 10.7, respectively). The second house at 413 Quail Drive was acquired for $110,000. While in the process of renovating the house, we identified an opportunity to acquire nine restaurant franchises located in Charlotte, NC. Therefore, our CEO acquired it for $130,000, generating a $20,000 profit for the Company. (See attached the Property Closing Statement between Julia Frances Bingham and Blue Victory Holdings, Inc. and Act of Cash Sale between the Company and Seenu Kasturi attached hereto as Exhibits 10.8 and 10.9, respectively).

Business Model

Each and all Hardees’ locations opened or operated in Louisiana will be set up to be owned, managed and operated by HNI, a Limited Liability Corporation which is a wholly owned subsidiary of the Company.

At present time, the company owns and operates a Hardee’s location and has invested in Charlotte Star, LLC which provided part of the financing required to acquire the nine restaurants in Charlotte, NC.  Our business model is to primarily invest in recognized restaurant brands and when we cannot find a suitable investment and have capital on hand, we look for investments associated with real estate that can provide either a quick resale, an ongoing return that is higher than market rates, or dependable rental income. We expect these transactions to be a very small portion if any going forward since we are having a better visibility in finding suitable restaurant acquisitions.

Competition

Hardees is a concept with hundreds of locations and has proven to work in many market types. While we are in a highly competitive market, we believe our potential risks are low. We believe that, with the quality food of the Hardees brand, and with clean physical plants and outstanding customer service, we will be successful with the brand. While we are confident that Hardees will be received well in the market, there are no guarantees. Certainly, we will need a strong marketing campaign and excellent operations to help bring brand recognition and market awareness to an acceptable level. We feel confident that, over time, this will be gained by executing our marketing strategy and experience with brand development in this market. We have obtained a 5-year license (franchise) to operate Hardees through HNI and have the rights to open a second location in Lafayette, LA, which is about 20 miles away. Such franchise agreement is attached hereto as Exhibit 10.5.

Currently for the Hardees location, we consider our Demographic Market Area (DMA) to be a 50-mile radius of Lafayette, LA.  Our competitive position is to provide made-to-order food in a clean, comfortable, friendly atmosphere to our customers at a great value. Being local operators also enables us to network the market and be directly involved within the community.

The brands that we would consider acquiring all have hundreds of locations, if not thousands, and have proven to be successful over many decades. Although there are no guarantees, having multiple locations with engaged owners and management would diversify our risk and give us the best chance to succeed even if there are other quick service restaurants (“QSR”) in the immediate vicinity.

We compete directly with other nationally known franchise restaurant locations. McDonalds and Sonic have the highest volume, but also spend the most locally on advertising. All of the McDonalds have been scraped and rebuilt over the last few years and Sonic continues to retrofit locations though they have not all been completed. Wendy’s, Burger King, and Whataburger have old physical plants, but they are well maintained.

Marketing Plan

The proposed development area for the Hardees restaurant brand is the Lafayette, Louisiana demographic marketing area. On June 28, 2010, we received approval from Hardees Corporate Headquarters (“Corporate”) to operate two locations, including the New Iberia location, already purchased. The second location is going to be in Lafayette, LA.  We have not identified a specific location as of yet. This second location has to be completely constructed as a new facility. Currently, we are focused on our location in New Iberia and its operations. Once we reach a level of consistency within the operations, we will begin working on the second location. In the next five years, we hope to have six units operating. If we are able to achieve our goal of six units and those units operate at or exceed forecasted amounts, we plan to seek approval from Corporate to open units in Baton Rouge and Lake Charles.

Tactics for Increasing Guest Count: New Customer & Frequency

Brand development is key in a pioneer market. It will include our operations, advertising, and promotional campaigns. Local store marketing will be critical to our success and we have years of experience, including but not limited to, participating in the restaurant industry from April, 1983 throughout 1999 in various positions. These positions included serving as entry level staff through the ranks of management with successful operations of multiple locations throughout south Louisiana. We plan to execute our Hardees business plan with precision and display fresh, inviting point of purchase materials. Marketing to local businesses, schools, organizations and the surrounding areas, as well as community involvement, will be a top priority. Additional promotions with radio and cable will result in affordable exposure as we build the brand.

Real Estate Transactions

If and when we reinvest in real estate, we leverage our network of brokers and agents whom we have personal relationships with to market properties in a manner that would be attractive to investors/buyers because we leave some built in equity on a refurbished product.  If we are to rent properties that we acquire, we would rent to stable, responsible, long term tenants that we acquire through referrals after a background check.  In order to retain them for long periods of time, we rent slightly below market value.  This enables us to effectively resale property quickly or rent and creates a steady income stream without having to spend money on repairs and releasing rental property.

As of May     , 2011, we have 20 employees.

Sales Strategy

In order to increase new customer trial and frequency, we will participate in television advertising promotions based on financial ability. In addition, we will utilize radio and print when appropriate to support marketing campaigns, and monthly Free Standing Inserts (“FSI”) in newspapers as a way to advertise. We will use strategic bounce back offers to aid in increasing frequency to other day parts. This may be achieved through using bag stuffers, receipt footers or printed on the rear of receipt paper. In addition, we plan to appeal to the employees of local businesses by engaging in ad mailings and providing free food samples to those local businesses.

DESCRIPTION OF PROPERTY

Our business office is located at 3909 I Ambassador Caffery ParkwayLafayette, Louisiana 70503 and our telephone number is (337) 981-1447.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 51 shareholders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

FINANCIAL STATEMENTS

BLUE VICTORY HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF JUNE 30, 2010.

PAGE	F-3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM JULY 6, 2009 (INCEPTION) TO JUNE 30, 2010.

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JULY 6, 2009 (INCEPTION) TO JUNE 30, 2010.

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JULY 6, 2009 (INCEPTION) TO JUNE 30, 2010.

PAGES	F-6 - F-11	NOTES TO FINANCIAL STATEMENTS.

To the Board of Directors of:
Blue Victory Holdings, Inc.

We have audited the accompanying balance sheet of Blue Victory Holdings. Inc. (the "Company-) as of June 30. 2010, and the related statements of operations and comprehensive income, changes in stockholders' equity and cash flows for the period from July 6. 2009 (Inception) to June 30. 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion. the financial statements referred to above present fairly in all material respects, the financial position of Blue Victory Holdings. Inc. as of June 30. 2010 and the results of its operations and its cash flows for the period from July 6. 2009 (Inception) to June 30, 2010 then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements. the Company is in the development stage with limited operations and has a net loss of $20,424 from Inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WEBB & COMPANY. P.A.
WEBB & COMPANY. P.A.
Certified Public Accountants

Boynton Beach, Florida
August 25, 2010

1501 Corporate Drive. Suite 150 • Boynton Beach. FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.corn

Blue Victory Holdings, Inc.
(A Development Stage Company)
Balance Sheet

ASSETS
June 30, 2010

Current Assets
Cash	$361,993
Prepaid Expenses	3,000
Notes Receivable - Related Party	46,200
Total Current Assets	411,193

Computer and Equipment, net	2,598

Other Assets
Notes Receivable - Related Party	490,283
Total Other Assets	490,283

Total Assets	$904,074

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$830
Total Liabilities	830

Commitments and Contingencies	-

Stockholders' Equity /(Deficiency)
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 10,000,000 shares
issued and outstanding	10,000
Additional paid-in capital	1,013,668
Less: Stock subscription receivable	(100,000)
Deficit accumulated during the development stage	(20,424)
Total Stockholders' Equity	903,244

Total Liabilities and Stockholders' Equity	$904,074

See accompanying notes to financial statements

Blue Victory Holdings, Inc.
(A Development Stage Company)
Statement of Operations

For the period from July 6, 2009
(Inception) to June 30, 2010

Operating Expenses
Professional fees	$10,175
General and administrative	22,356
Total Operating Expenses	32,531

Loss from Operations	(32,531)

Other Income
Interest Income	12,107

Total Other Income	12,107

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(20,424)

Provision for Income Taxes	-

NET LOSS	$(20,424)

Net Loss Per Share - Basic and Diluted	$-

Weighted average number of shares outstanding	9,389,263
during the period - Basic and Diluted

See accompanying notes to financial statements

Blue Victory Holdings, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the period from July 6, 2009 (Inception) to June 30, 2010

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during the		Total
					paid-in	development	Subscription	Stockholders'
	Shares	Amount	Shares	Amount	capital	stage	Receivable	Equity

Balance July 6, 2009	-	$-	-	$-	$-	$-	$-	$-

Common stock issued for services to founder ($0.001 per share)	-	-	9,000,000	9,000	-	-	-	9,000

Common stock issued for services ($1.00 per share)			10,000	10	9,990	-	-	10,000

Common stock issued for cash ($1.00 per share)	-	-	990,000	990	989,010	-	(100,000)	890,000

Private placement offering costs	-	-	-	-	(10,000)	-	-	(10,000)

Expenses paid by founder on Company's behalf	-	-	-	-	14,468	-	-	14,468

In kind contribution of services	-	-	-	-	10,200	-	-	10,200

Net loss for the period July 6, 2009 (inception) to June 30, 2010	-	-	-	-	-	(20,424)	-	(20,424)

Balance, June 30, 2010	-	$-	10,000,000	$10,000	$1,013,668	$(20,424)	$(100,000)	$903,244

See accompanying notes to financial statements

Blue Victory Holdings, Inc.
(A Development Stage Company)
Statement of Cash Flows

For the period from July 6, 2009
(Inception) to June 30, 2010
Cash Flows Provided by Operating Activities:
Net Loss	$(20,424)
Adjustments to reconcile net loss to net cash provided by operations
Depreciation expense	518
In-kind contribution of services	10,200
Shares issued to founder for services	9,000
Shares issued for services	10,000
Changes in operating assets and liabilities:
Increase in prepaid expenses	(3,000)
Increase in accounts payable and accrued expenses	830
Net Cash Provided by Operating Activities	7,124

Cash Flows From Investing Activities:
Increase in Notes Receivable - Related Party	(542,829)
Payments Received on Notes Receivable - Related Party	6,346
Purchase of Fixed Assets	(3,116)
Net Cash Used In Investing Activities	(539,599)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock, net of offering costs	880,000
Expenses paid by founder	14,468
Net Cash Provided by Financing Activities	894,468

Net Increase in Cash	361,993

Cash at Beginning of Period	-

Cash at End Period	$361,993

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

Supplemental disclosure of non-cash investing and financing activities:

Stock issued in exchange for subscription receivable $100,000.

See accompanying notes to financial statements

BLUE VICTORY HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2010

NOTE 1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Blue Victory Holdings, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on July 6, 2009.  Blue Victory Holdings, Inc.’s principal business is management and ownership of branded restaurants or other business opportunities that we believe will create shareholder value. The operations will include managing, rehabilitating, buying and disposal of income producing restaurants.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At June 30, 2010, the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.”  As of June 30, 2010 there were no common share equivalents outstanding.

(E) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

BLUE VICTORY HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2010

As of June 30, 2010, the Company has a net operating loss carryforward of approximately $1,200 available to offset future taxable income through 2030.  The valuation allowance at June 30, 2010 was $416.  The net change in the valuation allowance for the period ended June 30, 2010 was an increase of $416.The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards.

The net deferred tax liability in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

June 30, 2010

Deferred tax liability:	$-
Deferred tax asset
Net Operating Loss Carryforward	416
Valuation allowance	(416)
Net deferred tax asset	-
Net deferred tax liability	$-

June 30, 2010

Deferred tax liability:	$-
Deferred tax asset
Net Operating Loss Carryforward	416
Valuation allowance	(416)
Net deferred tax asset	-
Net deferred tax liability	$-

The components of income tax expense related to continuing operations are as follows:

2010
Federal
Current	$-
Deferred	-
$-
State and Local
Current	$-
Deferred	-
$-

BLUE VICTORY HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2010

Period Ended June 30, 2010

Statutory rate applied to earnings before income taxes:	$(6,944)
Increase (decrease) in income taxes resulting from:
State income taxes	-
Change in deferred tax asset valuation allowance	416
Nondeductible expense	6,528
Income Tax Expense	$-

(F) Computers and Equipment

The Company values computers and equipment at cost and depreciates these assets using the straight-line method over their expected useful life. The Company uses a five year life for computer equipment.

In accordance with FASB Accounting Standards Codification No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

There was no impairment losses recorded during the period ended June 30, 2010.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

BLUE VICTORY HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2010

(I) Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits. The Company had approximately $113,493 in excess of FDIC insurance limits as of June 30, 2010.

(J) Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for notes receivable and accounts payable approximate fair value based on the short-term maturity of these instruments.

NOTE 2         COMPUTERS AND OFFICE

At June 30, 2010 computers and related depreciation is as follows:

Computer and Office Equipment	$3,116
Less Accumulated Depreciation	(518)

Computers and Equipment, net	$2,598

Depreciation expense for the period ended June 30, 2010 was $518.

NOTE 3         NOTE RECEIVABLE – RELATED PARTY

During the year ended June 30, 2010, the Company loaned $20,000 to K&L Investment Realty, LLC, a company owned by our CEO, Seenu Kasturi . Pursuant to the terms of the loan, the loan bears interest at 8% and is due on demand. The Company recognized interest income as it is earned on the outstanding note receivable.

On March 31, 2010, the Company purchased contract rights from offering proceeds from K&L Investment Realty, LLC, a company owned by our CEO, Seenu Kasturi . In consideration for an investment of $522,829, the Company has the right to receive 50 payments of $5,591 per month including interest of 8%. At the end of the payment term, the Company will receive a onetime lump sum payment of $398,400. The contract calls for full recourse should the contract holder default on payment for the full outstanding balance and any accumulated deficit due as of the date of the default. Our CEO, Seenu Kasturi owns K&L Investment Realty, LLC and is ultimately responsible for the repayment of theis loan should it go into default . As of June 30, 2010, $26,200 is recorded in current assets and the remaining balance is recorded as a long term receivable.

BLUE VICTORY HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2010

NOTE 4         STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

During the year ended June 30, 2010, the Company issued 990,000 shares of common stock for $880,000 of cash, net of offering cost of $10,000, and $100,000 of subscription receivable ($1.00/share).  The subscription receivable was collected on July 14, 2010.

(B) In-Kind Contribution

During the year ended June 30, 2010, the Company’s founder paid expenses on behalf of the Company in the amount of $14,468. The amount has been classified as additional paid in capital (See Notes 5).

For the year ended June 30, 2010, our CEO, Seenu Kasturi contributed services having a fair value of $10,200 (See Note 5).

(C) Stock Issued for Services

On July 6, 2009 the Company issued 9,000,000 shares of common stock to its founder having a fair value of $9,000 ($0.001/share) in exchange for services provided (See Note 5).

On July 7, 2009 the Company issued 10,000 shares of common stock in exchange for legal services having a fair value of $10,000 ($1.00/share) based upon a recent stock offering.

NOTE 5         RELATED PARTY TRANSACTIONS

During the year ended June 30, 2010, the Company’s founder paid expenses on behalf of the Company in the amount of $14,468. The amount has been classified as an additional paid in capital (See Notes 4(B))

For the year ended June 30, 2010, our CEO, Seenu Kasturi contributed services having a fair value of $10,200 (See Note 4(B)).

On July 6, 2009 the Company issued 9,000,000 shares of common stock to its founder having a fair value of $9,000 ($0.001/share) in exchange for services provided (See Note 4 (C)).

During the year ended June 30, 2010, the company loaned $20,000 to K&L Investment Realty, LLC, a company owned by our CEO Seenu Kasturi  (See Note 3).

During the year ended June 30, 2010, the Company purchased $522,829 of contract rights from K&L Investment Realty, LLC, a company owned by our CEO Seenu Kasturi  (See Note 3).

BLUE VICTORY HOLDINGS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2010

NOTE 6         GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with limited operations and has a net loss since inception of $20,424.  This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 7         SUBSEQUENT EVENTS

On July 14, 2010 the Company purchased 100% of the outstanding shares of HNI, LLC (f/k/a Hardees of New Iberia, Inc.).  In consideration for these shares, the Company signed a promissory note in the amount of $100,000, which will bear interest at 5% and is payable in 20 quarterly installments of $2,382 commencing October 15, 2010 with a balloon payment of $74,557 due immediately after the 20th payment. The acquisition will be treated as a purchase and will become a wholly owned subsidiary of the Company.

On September 3, 2010 the Company paid a $100,000 deposit on behalf of a company, Hardees Real Esate of New Iberia, LLC, owned by our CEO. The deposit was paid in connection with the acquisition of land and a building which is used by Hardees of New Iberia, Inc. In connection with this deposit, the related party signed a promissory note for the full amount of the deposit, which will bear interest at 6%, and stipulates that all principal and interest is due to the Company on July 15, 2011. In connection with this transaction, Hardees of New Iberia, Inc. signed a 5 year lease with the same related party, for the use of the land and the building, which is Hardees Real Estate of Louisiana, Inc., 101 East Admiral Doyle Drive, New Iberia 70560. The lease calls for rent payments of $1,000 per month through July 14, 2015.

In preparing these financial statements, we have evaluated events and transactions for potential recognition or disclosure through August 25, 2010, the date the financial statements were issued.

BLUE VICTORY HOLDINGS, INC. AND SUBSIDIARY

CONTENTS

PAGE	F-13	CONDENSED CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2010 (UNAUDITED) AND JUNE 30, 2010.

PAGE	F-14
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009 THE SIX MONTHS ENDED DECEMBER 31, 2010 AND THE PERIOD JULY 6, 2009 (INCEPTION) TO DECEMBER 31, 2009 (UNAUDITED).

PAGE	F-15	CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JULY 1, 2010 TO DECEMBER 31, 2010 (UNAUDITED).

PAGE	F-16	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED DECEMBER 31, 2010 AND THE PERIOD JULY 6, 2009 (INCEPTION) TO DECEMBER 31, 2009 (UNAUDITED).

PAGES	F-17- F-24	CONDENSED CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (UNAUDITED).

Blue Victory Holdings, Inc. and Subsidiary
Condensed Balance Sheets

ASSETS
	December 31, 2010	June 30, 2010
	(Consolidated)
	(Unaudited)

Current Assets
Cash	$452,826	$361,993
Prepaid Expenses and Other Assets	5,057	3,000
Inventory	16,618	-
Notes Receivable - Related Party	19,859	46,200
Total Current Assets	494,360	411,193

Fixed Assets, net	499,840	2,598

Other Assets
Notes Receivable - Related Party	483,542	490,283
Security Deposit	2,000	-
Total Other Assets	485,542	490,283

Total Assets	$1,479,742	$904,074

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable and Accrued Expenses	$39,823	$830
Accrued Interest Payable	4,494	-
Loan payable - related party	50,578	-
Current Liabilities	94,895	830

Long Term Liabilities
Notes Payable	420,245	-
Total Liabilities	515,140	830

Commitments and Contingencies	-	-

Stockholders' Equity /(Deficiency)
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 10,000,000 and 10,000,000 shares
issued and outstanding, respectively	10,000	10,000
Additional paid-in capital	1,038,291	1,013,668
Less: Stock subscription receivable	-	(100,000)
Deficit accumulated	(83,689)	(20,424)
Total Stockholders' Equity	964,602	903,244

Total Liabilities and Stockholders' Equity	$1,479,742	$904,074

See accompanying notes to condensed financial statements

Blue Victory Holdings, Inc. and Subsidiary
Condensed Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Six Months Ended	For the Period
	December 31, 2010		December 31, 2010	July 6, 2009 to
	(Consolidated)	December 31, 2009	(Consolidated)	December 31, 2009

Revenue
Resturant Revenue	$218,116	$-	$394,483	$-
Real Estate Sales	$191,455		$191,455
Rental Revenue	4,200	-	4,200
Total Revenue	413,771	-	590,138	-

Costs and Expenses:
Food, paper and beverage	85,413	-	163,077	-
Restaurant operating expenses	136,530	-	228,431	-
Cost of real estate sold	179,807		179,807
Advertising expenses	8,476	-	11,798	-
Professional fees	26,763	75	48,949	20,075
General and administrative	23,035	5,871	36,717	15,701
Total Operating Expenses	460,024	5,946	668,779	35,776

LOSS FROM OPERATIONS	(46,253)	(5,946)	(78,641)	(35,776)

Other Income (Expense)
Interest Income	11,849	-	23,826	-
Interest Expense	(5,533)	-	(10,038)	-
Miscellaneous Income	1,588	-	1,588	-
Total Other Income/(Expense), net	7,904	-	15,376	-

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(38,349)	(5,946)	(63,265)	(35,776)

Provision for Income Taxes	-	-	-	-

NET LOSS	$(38,349)	$(5,946)	$(63,265)	$(35,776)

Net Loss Per Share - Basic and Diluted	$-	$-	$-	$-

Weighted average number of shares outstanding	10,000,000	9,341,269	10,000,000	9,186,458
during the period - Basic and Diluted

See accompanying notes to condensed financial statements

Blue Victory Holdings, Inc. and Subsidiary
Condensed Statement of Changes in Stockholders' Equity
For the period from July 1, 2010 to December 31, 2010
(Unaudited)

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during the		Total
					paid-in	development	Subscription	Stockholders'
	Shares	Amount	Shares	Amount	capital	stage	Receivable	Equity

Balance, July 1, 2010	-	$-	10,000,000	$10,000	$1,013,668	$(20,424)	$(100,000)	$903,244

Sale of real estate property to a related party	-	-	-	-	19,423	-	-	19,423

Cash received for subscription receivable	-	-	-	-	-	-	100,000	100,000

In kind contribution of services	-	-	-	-	5,200	-	-	5,200

Net loss for the six months ended December 31, 2010	-	-	-	-	-	(63,265)	-	(63,265)

Balance, December 31, 2010	-	$-	10,000,000	$10,000	$1,038,291	$(83,689)	$-	$964,602

See accompanying notes to condensed financial statements

Blue Victory Holdings, Inc. and Subsidiary
Condensed Statements of Cash Flows
(Unaudited)

	For the Six Months	For the Period
	Ended (Consolidated)	July 6, 2009 ( Inception) to
	December 31, 2010	December 31, 2009

Cash Flows Provided by Operating Activities:
Net Loss	$(63,265)	$(35,776)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	9,054	-
In-kind contribution of services	5,200	5,000
Shares issued to founder for services	-	9,000
Shares issued for services	-	10,000
Changes in operating assets and liabilities:
(Increase) Decrease in inventory	7,910	-
(Increase) Decrease in employee advances	(91)	-
(Increase) Decrease in security deposit	(2,000)	-
(Increase) Decrease in prepaid expenses	(1,966)	-
Increase (Decrease) in accounts payable and accrued expenses	43,487	830
Net Cash Used In Operating Activities	(1,671)	(10,946)

Cash Flows From Investing Activities:
Increase/(Decrease) in Notes Receivable - Related Party	20,000	-
Payments Received on Notes Receivable - Related Party	13,082	-
Purchase of Fixed Assets	(105,823)	(3,116)
Net Cash Used In Investing Activities	(72,741)	(3,116)

Cash Flows From Financing Activities:
Loan payable	(4,755)	-
Proceeds from loan payable- Related party	130,578	-
Repayment of loan payable - Related party	(80,000)	-
Proceeds from sale of real estate property to a related party	19,422	-
Collection of stock subscription receivable	100,000	-
Proceeds from issuance of common stock, net of offering costs	-	487,500
Expenses paid by founder	-	14,052
Net Cash Provided by Financing Activities	165,245	501,552

Net Increase in Cash	90,833	487,490

Cash at Beginning of Period	361,993	-

Cash at End Period	$452,826	$487,490

Supplemental disclosure of cash flow information:

Cash paid for interest	$5,543	$-
Cash paid for taxes	$7,780	$-

Supplemental disclosure of non-cash investing and financing activities:

During 2010, the Company issued a note payable for $325,000 to purchase real estate.
During 2010, the Company issued a note payable for $100,000 to purchase inventory and fixed assets of $24,528 and $75,474, respectively.

See accompanying notes to condensed financial statements

BLUE VICTORY HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010
(UNAUDITED)

NOTE 1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Blue Victory Holdings, Inc. (the "Company") was incorporated under the laws of the State of Nevada on July 6, 2009.  Blue Victory Holdings, Inc. principal business is management and ownership of real estate properties and restaurants.  The operations will include managing, rehabilitating, buying and disposal of income producing commercial and residential real estate properties and restaurants.

HNI, LLC is a Louisiana corporation and was incorporated on August 21, 1979. HNI’s principal business is the ownership and operations of a Hardees restaurant in Louisiana.

As of December 31, 2010, the Company emerged from the development stage.

(B) Principles of Consolidation

The accompanying 2010 consolidated financial statements include the accounts of Blue Victory, Inc., and its 100% owned subsidiary, HNI, LLC (f/k/a Hardees of New Iberia, Inc.) from July 14, 2010 (purchase date). All intercompany accounts have been eliminated in the consolidation.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

BLUE VICTORY HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010
(UNAUDITED)

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At December 31, 2010, the Company had no cash equivalents.

(E) Inventories

Inventories, which are stated at lower of cost or market, consistent primarily of food items and related restaurant supplies. Cost is determined on a first-in, first-out method.

(F) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(G) Property and Equipment

The Company values property, computers and equipment at cost and depreciates these assets using the straight-line method over their expected useful life. The Company uses a five year life for computers and equipment and 39 years for the rental real estate.

In accordance with FASB Accounting Standards Codification No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

There was no impairment losses recorded during the period ended December 31, 2010.

(H) Business Segments

The Company operates in two segments, restaurants and rental real estate.

BLUE VICTORY HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010
(UNAUDITED)

(I) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Revenue from real estate sales is recognized upon the closing of the sales contract and conveyance of title. Rental revenue is recognized as earned using the straight-line method over the life of the lease. Revenue from restaurants, which are typically paid in cash or credit card by the customer, are recognized upon the performance of services, net of sales tax.

(J) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” As of December 31, 2010 and 2009 there were no common share equivalents outstanding.

(K) Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits. The Company had approximately $128,619 in excess of FDIC insurance limits as of December 31, 2010.

100% of the Company’s restaurant sales are from one restaurant.

(L) Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for notes receivable-related party, accounts payable and accrued expenses, and notes payable approximate fair value based on the short-term maturity of these instruments.

(M) Advertising and Marketing

Advertising and marketing costs are expensed as incurred.  Advertising and marketing expense was $11,798 and $0 for the six months ended December 31, 2010 and 2009, respectively.

(N) Reclassification

Certain amounts from prior periods have been reclassified to conform to the current period presentation.

BLUE VICTORY HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010
(UNAUDITED)

NOTE 2     INVESTMENTS

On July 14, 2010 the Company purchased 100% of the outstanding shares of HNI, LLC (f/k/a Hardees of New Iberia, Inc.). In consideration for these shares, the Company signed a promissory note in the amount of $100,000, which will bear interest at 5% and is payable in 20 quarterly installments of $2,382 commencing October 15, 2010 with a balloon payment of $74,557 due immediately after the 20th payment. The acquisition was treated as a purchase and HNI, LLC will become a wholly owned subsidiary of the Company.

Inventory	$24,528
Fixed assets	75,472
Total assets	100,000
Less liabilities	-
Net Assets Acquired	$100,000

The table below summarizes the unaudited proforma information as the acquisitions had been completed as of July 1, 2010 and 2009 respectively:

	Six Months Ended December 31,

	2010	2009
Gross Revenue	$590,138	$436,990
Total Expenses	(653,403)	(470,546)
Net Income (Loss)	$(63,265)	$(33,557)
Net Income (Loss) Per Share	$(0.00)	$(0.00)

BLUE VICTORY HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010
(UNAUDITED)

On September 3, 2010 the Company paid a $100,000 deposit on behalf of a company owned by our CEO , Seenu Kasturi .  The deposit was paid in connection with the acquisition of land and a building which is used by HNI, LLC.  In connection with this deposit, the related party signed a promissory note for the full amount of the deposit, which will bear interest at 6%, and stipulates that all principal and interest is due to the Company on July 15, 2011.   In connection with this transaction, Hardees of New Iberia, Inc. signed a 5 year lease with the same related party, for the use of the land and the building. The lease calls for rent payments of $1,000 per month through July 14, 2015.

NOTE 3     PROPERTY AND EQUIPMENT

At December 31, 2010 and June 30, 2010 real property and equipment and related depreciation is as follows:

As of December 31, 2010

Computer/Equipment and Furniture	$4,489
Rental Real Estate	425,000
Restaurant Equipment	78,862
Less Accumulated Depreciation and Amortization	(8,511)

Total Property and Equipment	$499,840

Depreciation expense for the six months ended December 31, 2010 was $9,054.

NOTE 4     NOTES PAYABLE

On July 14, 2010, the Company entered into a $325,000 note payable with the former owners of HNI, LLC for the purchase of a building . The note is payable in 20 quantity installments of $7,743.15 with a balloon payment of $242,310.11 due October 15, 2015. The note bears interest of 5% and is secured by all the land and building with a book value of $422,598. As of December 31, 2010, the note had a balance of $321,364.

On July 14, 2010 the Company entered into a second note payable with the former owners of HNI, LLC for the purchase of 100% of the LLC interest that holds a  Hardees Franchise for $100,000.  The LLC owns all the franchise rights, inventory and equipment to a Hardee's restaurant located in LA, and the franchise rights to a second location to be located in LA upon approval of a site location by the Franchisee.  The note bears interest at 5% and is payable in 20 quantity installments of $2,382.51 with a balloon payment of $74,556.96 due October 15, 2015. As of December 31, 2010, the note had a balance of $98,881.

BLUE VICTORY HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010
(UNAUDITED)

During 2010, our CEO Seenu Kasturi , a related party paid $30,578 of expenses on behalf of our wholly owned subsidiary, HNI, LLC. The loans are non interest bearing, unsecured and due on demand.

During 2010, the Company issued a $20,000 note payable to its CEO, Seenu Kasturi . The note is due January 28, 2011 and bears interest at 6%, the note is unsecured. As of March 7, 2011, the note has not been repaid and is in default.

NOTE 5     NOTE RECEIVABLE – RELATED PARTY

During the year ended June 30, 2010, the Company loaned $20,000 to K&L Investment Realty, LLC, a company owned by our CEO, Seenu Kasturi . Pursuant to the terms of the loan, the loan bears interest at 8% and is due on demand. The Company recognized interest income as it is earned on the outstanding note receivable. On September 29, 2010 the money was repaid to the Company. As of December 31, 2010 the loan balance is $0.

On March 31, 2010, the Company purchased contract rights  from offering proceeds from  K&L Investment Realty, LLC, a company owned by our CEO, Seenu Kasturi . In consideration for an investment of $522,829, the Company has the right to receive 50 payments of $5,591 per month including interest of 8%. At the end of the payment term, the Company will receive a onetime lump sum payment of $398,400. The contract calls for full recourse should the contract holder default on payment for the full outstanding balance and any accrued interest due as of the date of the default.  Our CEO Seenu Kasturi owns K&L Investment Reality, LLC and is ultimately responsible for the repayment of this loan should it go into default.  As of December 31, 2010, $19,859 is recorded in current assets and the remaining balance of $483,542 is recorded as a long term receivable.

NOTE 6     STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

During the year ended June 30, 2010, the Company issued 990,000 shares of common stock for $880,000 of cash, net of offering cost of $10,000, and $100,000 of subscription receivable ($1.00/share).  The subscription receivable was collected on July 14, 2010.

(B) In-Kind Contribution

For the six months December 31, 2010, a shareholder of the Company contributed services having a fair value of $5,200(See Note 7).

NOTE 7     RELATED PARTY TRANSACTIONS

On December 20, 2010, the Company executed a sales agreement with a principal stockholder to sell one of the real estate properties for $130,000, representing a gain on the sale of $19,423. The amount has been classified as an additional paid in capital.

BLUE VICTORY HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010
(UNAUDITED)

For the six months ended December 31, 2010, our CEO contributed services having a fair value of $5,200 (See Note 6(B)).

During 2010, Seenu Kasturi, our CEO , a related party paid $30,578 of expenses on behalf of our wholly owned subsidiary, HNI, LLC. The loans are non interest bearing, unsecured and due on demand (See Note 4).

During the year ended June 30, 2010, the Company loaned $20,000 to K&L Investment Realty, LLC, a company owned by our CEO, Seenu Kasturi  (See Note 5).
During the year ended June 30, 2010, the company purchased $522,829 of contract rights from K&L Investment Realty, LLC, a company owned by our CEO, Seenu Kasturi  (See Note 5).

NOTE 8     SALE OF REAL ESTATE

On December 20, 2010, the Company executed a sales agreement with Seenu Kasturi, our CEO , to sell one of the real estate properties for $130,000, representing a gain on the sale of $19,423.  The amount has been classified as additional paid in capital.

On November 22, 2010, the Company executed a sales agreement with an unrelated party to sell one of the real estate properties for $81,300, representing a gain on the sale of $11,648.

NOTE 9     SEGMENT REPORTING

The Company has identified two operating segments based on the products offered. The two segments are real estate, which focuses on the purchase, rental and sales of real estate and restaurant, which focus on the operations of our restaurant franchises.

During 2009, the Company had one segment, real estate and therefore no segment information is presented. The following information is presented for the six months ended December 31, 2010:

	Restaurant	Real Estate	Total
Revenue	$394,483	$195,655	$590,138
Depreciation	$7,552	$1,502	$9,054
Segment Profit (Loss)	$(51,478)	$(11,787)	$(63,265)
Total Assets	$519,631	$960,111	$1,479,742
Capital Expenditures	$(3,391)	$(102,432)	$(105,823)

BLUE VICTORY HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010
(UNAUDITED)

NOTE 10   GOING CONCERN

As reflected in the accompanying unaudited financial statements, the Company has a net loss since inception of $83,689. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 11   SUBSEQUENT EVENT

In preparing these financial statements, we have evaluated events and transactions for potential recognition or disclosure through March 7, 2011, the date the financial statements were issued.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This prospectus contains forward-looking statements. The words “anticipated,” “believe,” “expect, “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

Overview

We were incorporated under the laws of the State of Nevada on July 6, 2009.  Our principal business is management and ownership of real estate properties and restaurants. Our current operations include developing the business plan and raising capital. We expect our future operations will include developing, acquiring, managing and growing branded restaurants. We may periodically invest in other endeavors, but our primary focus will be to operate branded restaurants.

Currently, we operate a Hardees location in New Iberia, LA. The store is open seven days per week throughout the year, except on major holidays. We currently have a staff of 20 employees. We intend to improve operations by having a clean location, quick service and great food. Over the next twelve months, we do not foresee a need for additional capital. The day to day operations generate adequate cash flow to cover expenses. We anticipate upgrading certain aspects of the store during the next several months. Planned improvements over the next six months include repairing driveways, including landscaping, painting the location and the purchasing of equipment. We believe that the overall cost of these upgrades will be approximately $5,000 per month and $70,000 in the aggregate. Since the store is open and generating revenue we do not need additional funding.

On July 14, 2010 we purchased 100% of the outstanding shares of HNI, LLC (f/k/a Hardees of New Iberia, Inc.).  In consideration for these shares, the Company signed a promissory note (attached hereto as Exhibit 10.1), in the amount of $100,000, which will bear interest at 5% and is payable in 20 quarterly installments of $2,382 commencing October 15, 2010 with a balloon payment of $74,557 due immediately after the 20th payment. The acquisition will be treated as a purchase and will become a wholly owned subsidiary of the Company.

On September 3, 2010 the Company paid a $100,000 deposit on behalf of a company owned by our Chief Executive Officer (“CEO”), Seenu Kasturi. The deposit was paid in connection with the acquisition of land and a building which is used by Hardees of New Iberia, Inc. In connection with this deposit, the related party signed a promissory note for the full amount of the deposit, which will bear interest at 6%, and stipulates that all principal and interest is due to the Company on July 15, 2011. Such promissory note is attached hereto as Exhibit 10.2. In connection with this transaction, Hardees of New Iberia, Inc. signed a 5 year lease with the same related party, for the use of the land and the building. The lease calls for rent payments of $1,000 per month through July 14, 2015. Such lease is attached hereto as Exhibit 10.3.

On March 15, 2011 , the Company purchased 13 units of Charlotte Star, LLC for $390,000. The 13 units represent 32.5% of the outstanding units. Charlotte Star owns and operates 9 Kentuckey Fried Chicken resturants in the Charlotte, North Carolina area. The Company will account for the transaction under the equity method of accounting.

As we continue to grow our investments in restaurant locations, our investments in rental real estate properties will decrease and our rental income as a percentage of our total revenue will decline. The sale of real estate will also reduce the real estate segment as a percentage of our total assets going forward. We do not anticipate rental real estate to play a significant role in our business operations, nor be a large percentage of total assets of the Company. In the near term, we do not anticipate acquiring significant rental real estate other than an owner occupied building if our restaurant operations require it.

Results of Operations

For the Period from July 6, 2009 (Inception) to June 30, 2010

The following tables set forth key components of our results of operations for the periods indicated, in U.S. dollars, and key components of our revenue for the period indicated, in dollars.

For the Period from July 6, 2009 (Inception) to June 30, 2010
$

Revenue	-
Cost of services	-
Gross profit	-
General and administrative expenses	(22,356)
Professional Fees	(10,175)
Interest Income	12,107
Income before taxation	(20,424)
Income tax	-
Net income/(loss)	(20,424)

On March 31, 2010, the Company purchased contract rights from a related party.  In consideration for an investment of $522,829, the Company has the rights to receive 50 payments of $5,591 per month including interest of 8%. At the end of the payment term, the Company will receive a onetime lump sum payment of $398,400. The contract calls for full recourse should the contract holder default on payment. As of June 30, 2010, $26,200 is recorded in current assets and the remaining balance is recorded as a long term receivable. In addition, we generated interest income equal to $12,107 for that same period in conjunction with the notes receivable.

General and Administrative Expenses. We incurred general and administrative expenses of $22,356 for the period ended June 30, 2010.  Our general and administrative expenses are comprised of office expenses, attorney’s fees for the preparation of documents in relation to the purchase of two notes receivable, technology costs, and other independent contractors.

Professional Fees. We incurred professional fees equal to $10,175 for the period ended June 30, 2010. Such fees were attributable to the hiring of our accountant, Berman and Company, our independent auditors, Webb and Company P.A., and other necessary services such as website design and hosting.

Results of Operations

For the Six Months ended December 31, 2010

The following tables set forth key components of our results of operations for the periods indicated, in U.S. dollars, and key components of our revenue for the period indicated, in dollars.

For the Six Months ended December 31, 2010 (Unaudited)
$

Revenue	590,138
Cost of real estate sold	179,807
Food paper and beverage	163,077
Restaurant operating expenses	228,431
Professional Fees	48,949
General and administrative expenses	36,717
Other Income	1,588
Net Interest Income	13,788

Loss before taxation	(63,265)
Income tax	-
Net income/(loss)	(63,265)

Revenue. We generated revenue of $590,138 for the six month period ended December 31, 2010 from primarily three sources. First, we had sales equal to $394,483 from the operations of our Hardees location in New Iberia, La. Second, we generated $191,455 from the sale of a single family residence that was acquired with the intent to renovate and resell. The short term investment was made to generate a return instead of having our cash sit idle in a non-interest bearing checking account. Although we do not anticipate further acquisitions of real estate for the purposes of renovating and reselling, we may explore such opportunities if we are not able to open a second Hardees location in the near future. Third, we received rental income equal to $4,200 from the single family residence we purchased prior to us renovating and reselling the property.
Net Interest Income. First,we received payments that were due on a note receivable that we purchased from a related party. This note receivable was purchased in order to invest some our capital raised rather than having the funds remain idle in a non-interest bearing checking account. The recourse note had an APR of 8%. Payments including any late fees have been collected on a quarterly basis and amount to $6,151.20 per month.
General and Administrative Expenses. We incurred general and administrative expenses of $36,717 for the six month period ended December 31, 2010.  Our general and administrative expenses are comprised of office expenses, advertising expenses, and operating expenses.

Professional Fees. We incurred professional fees equal to $48,949 for the six month period ended December 31, 2010. Such fees were attributable to ourfiling of the S-1 and audit and review services for the six months ended.

Plan of Operations

Our business model consists of earning revenues from the ownership and operations of restaurant franchises as well as rental properties. Our business model is based on the concept of looking for the best rate of return that we can obtain with manageable levels of leverage. We also plan to bring expertise and only pursue business interests that we have a background in or are able to hire managers and supervisors with extensive background in the lines of business that we are pursuing. Our directors have experience in real estate operations, renovations and remodeling restaurant operations and general human resources and administrative duties. Biographies for each of our directors can be found below.

Our specific plan of operations includes operating our Hardee’s restaurant on an ongoing basis providing administrative support to the restaurants and looking for other potential acquisition targets. Some of our specific short term milestones include operating the Hardees location in New Iberia and generating at least $750,000 in gross revenue in the first full year of operations. Further, we are aiming to open 2 more Hardee’s locations by the end of 2013 and generate overall revenue of more than $2.75 million amongst the three locations. In addition, we expect to generate more than $250,000 in the 1st full year of providing management services to the 9 operating restaurants we invested in in Charlotte, NC.

Our goal over the next 3 years is to continue to invest in and acquire restaurants using capital generated through Hardees. Our goal over a 5 year period is to grow in size to more than 5 Hardees restaurants with gross revenues totaling $5,000,000 and to invest in other brands to grow our management fees and profit sharing revenues to over one million dollars. We have not yet identified any potential lenders to provide us with such long term financing.

Thus far, we have only invested or participated in deals where we already have the capital required. Our proposal to purchase the 13 Burger King units was not accepted, therefore we structured the 9 KFC restaurant acquisitions via Charlotte Star raising capital and lending the capital to Star Brands. Star Brands in turn used the capital as a down payment and got the remainder of the funds necessary as a loan from Regions Bank. As the company grows and establishes its own credit worthiness, we will be able to leverage our contacts to borrow capital to acquire branded restaurants. Until then, it will be necessary for our CEO to guarantee any loans personally and on occasion lend money to the company. Almost all of our offers have at least one or more of the following contingencies: inspection, appraisal, franchise or approval, financing and/or seller financing. We only use earnest money deposits and has an inspection period in which we can walk away from any deal for any reason whatsoever and the earnest money is returned to us. The earnest money is never placed with the seller but rather with a title agency or an attorney’s trust account.

In addition to the aforementioned revenue goals, our ongoing internal administrative goals include integrating payroll, benefits, banking, reconciliation of food orders and accounting. Management fees generated cover the cost of the new hires as well as the office expenses.  Profits are paid when available on a quarterly basis to Charlotte Star and are then forwarded to the Company pro-rata in accordance with its ownership interest. (See attached the Management Agreement between the Company and Star Brands, LLC attached hereto as Exhibit 10.10). We anticipate profit sharing to begin at the end of the third quarter.

There are no limitations to use of leverage as long as we maintain at least a 10% to 20% equity position in the deals that we accumulate.

We plan to grow by pioneering the Hardees brand in Louisiana, as well as, acquiring other brands that are not being managed properly. We also plan to take advantage of the current Real estate market by acquiring properties with above normal net operating income or are being mismanaged and need renovations.  We also may sell properties from time to time to generate liquidity to trade up in property size or the number of restaurants.

Revenue Model

We expect to earn revenues from ongoing operations of real estate acquisitions and restaurant operations and acquisitions.

Sales and Growth Assumptions

We plan to generate revenue in year one by operating our Hardees location in New Iberia, La, looking for and opening other Hardees locations, by making offers, acquiring and operating other restaurants. Our goal was to reach over $50,000 dollars in revenue within the first month of operations, which was August of 2010, and we succeeded in meeting that goal. We anticipate that by acquiring Hardees in New Iberia we will meet our revenue goals in the short term. We also anticipate that by continuing to make offers and working to build new restaurants we will reach our immediate goals. The goals and benchmarks set by us are our own ideals. They are not based on any extensive research or industry comparatives. Within four months we anticipate having other offers out to be considered by other national restaurant brands to expand our presence in the restaurant field. We are also considering buying additional rental properties and maybe selling some properties depending on our needs for capital and the current marketplace. Specifically, we extended offers to acquire 13 Burger King restaurants and 9 Kentucky Fried Chicken restaurants. Our offer to acquire the 13 Burger King restaurants was not accepted however, we were successful in acquiring 9 Kentucky Fried Chicken locations. We have applied the same business model to each of the Kentucky Fried Chicken locations as we have to the Hardees’ locations. That is, each branded restaurant franchise will be owned by the Company.

The short-term goals that we have set and achieved include: (i) acquiring the Hardees of New Iberia restaurant location, and (ii) hiring a manger at the Hardees of New Iberia restaurant location, In addition, we have set short-term goals which are continuously being worked towards. These include: (i) cleaning up the Hardees New Iberia restaurant, (ii) improving the operational effectiveness of the Hardees New Iberia restaurant, (iii) serving our customers the highest quality product, and (iv) reducing service times. Standards regarding service time, food costs, pricing, and forms of advertising are established by the franchisor. We strive to meet our customers’ needs while adhering to our franchise policies and aggressively competing. Our desire was to acquire a restaurant that would already be open and operating. We also wanted this restaurant to have gross sales of over $500,000 on an annual basis. Hardees of New Iberia meets this objective.

Capital Resources and Liquidity

As of December 31, 2010 we had $452,826 in cash, which is unrestricted an available for short term demands.

Revenue from operations of the Hardees locations, payments from notes receivable are sufficient to sustain operations on an ongoing basis over the next 12 months. We do not intend to issue additional equity or incur any debt obligations within the next 12 months unless we complete the site selection process for a 2nd Hardees location and receive Hardees corporate approval to move forward in opening the 2nd location.
We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

The following table sets forth a summary of our cash flows for the periods indicated:

For the Six Month Period ended December 31, 2010
(Unaudited)
Net Cash used in Operating Activities	(1,671)
Net Cash used in Investment Activities	(72,741)
Net Cash provided by Financing Activities	165,245
Net Increase in Cash and Cash Equivalents	90,833
Cash, Beginning of Period	361,993
Cash, End of Period	$452,826

For the Six Month period ended December 31, 2010.

Net cash used in operating activities was $1,671 for the six month period ended December 31, 2010.   The decrease in cash used can be attributed to an increase in accrued expenses.

Net cash used in investment activities was $72,741 for the six month period ended December 31, 2010. The cash used in investing was mostly due to the purchase of fixed assets related to Hardees of $105,823 less repayments of $33,081 of notes receivable from related parties.

We used cash to purchase the two notes discussed in the “Interest Income” description above.

Net cash provided by financing activities amounted to $165,245 for the six month period ended December 31, 2010. The increase in cash from financing was related to the collection of $100,000 of stock subscriptions receivable and $130,578 of proceeds from the issuance of a note payable to a related party, less $80,000 from the collection of notes payable from related parties.

On March 15, 2011 , the Company purchased 13 units of Charlotte Star, LLC for $390,000. The 13 units represent 32.5% of the outstanding units. Charlotte Star owns and operates 9 Kentuckey Fried Chicken resturants in the Charlotte, North Carolina area. The Company will account for the transaction under the equity method of accounting. During March, 2011,the company used $390,000 of its cash to purchase this investment.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and their respective ages as of  May 9, 2011 are as follows:

NAME	AGE	POSITION

Seenu Kasturi	41	President, Chief Executive Officer, Chairman of the Board of Directors
Fred Alexander	64	Vice-President of Business Development
Yannick Bastien	37	Chief Financial Officer, Principal Accounting Officer
Owen P. Thompson	44	Vice-President of Restaurant Operations

Set forth below is a brief description of the background and business experience of our executive officers for the past five years.

Seenu Kasturi, age 41, President, Chief Executive Officer , Chairman of the Board

Seenu Kasturi graduated from the Andhra University, Visakhapatnam, India with a Bachelor of Arts Degree in 1994. In 2000, Mr. Kasturi became a registered representative with the SEC. In that same year, Mr. Kasturi obtained licenses in both life and health insurances for the states of Louisiana and Florida. Mr. Kasturi maintained all of his licenses and has remained current with all continuing education requirements. In 2003, Mr. Kasturi started K & L Investment Realty with the intention of creating a principal business of management and ownership of real estate and restaurant properties. K&L Investment Realty’s operations are run by its wholly-owned managing member, Mr. Kasturi.

In October, 2007, Mr. Kasturi received his Certified Financial Planner (CFP) designation and has maintained his license by attending the required insurance and financial planning classes. Upon completion of Series 7 licensing, Seenu joined American Express Financial Advisors in Lafayette, Louisiana where he started a successful financial planning business and currently serves as an independent contractor. He has expanded the firm to locations in Orlando, Palm Coast, and Baton Rouge. The combined value of the portfolios currently being managed is $150,000,000, subject to market trends.

Mr. Kasturi has a full background in financial planning, portfolio management, insurance, asset management/ evaluation, business acquisitions/ sales, real estate acquisitions, finance, and restaurant management. Mr. Kasturi will serve as the CEO and will select investments and direct funding for all investments. All officers of the Company will report to Mr. Kasturi.

Fred Alexander, age 64 – Vice-President of Business Development

In 1972, Mr. Alexander was licensed as a real estate broker, and is required to take eight hours of continuing education annually to maintain his license. Fred joined E. W. Wynne, Inc., in 1976, as a Broker/Manager.  E. W. Wynne, Inc., a real estate sales company, was transformed into W. A. Associates, Inc. in 1980, and became a very successful real estate development and construction company, which Fred co-owned. With changing market conditions in Louisiana, Fred developed new companies, beginning in 2001, i.e., Southern Real Estate, LLP, American Phoenix, LLC and Quantum Leap, LLC, that were more geared to the acquisition, refurbishment  and management of distressed properties. In 2003, Fred began doing consulting work for Mr. Kasturi, as an independent contractor. His duties included finding and evaluating properties to fit Mr. Kasturi's investment profile, drafting the purchase agreements to acquire properties and helping to procure financing for properties to be purchased.  Mr. Alexander was invited by Mr. Kasturi to join Blue Victory Holdings, as its Vice-President of Business Development on July 15, 2010.

Mr. Alexander brings to the company a strong background in structuring companies and partnerships; project planning; project site selection; the property acquisition process; packaging proposals; working with municipal authorities and committees; and in negotiating and reviewing contracts with lenders, engineering & architectural firms. Mr. Alexander will work with Yannick Bastien and Owen Thompson on restaurant projects along with his current responsibilities at Blue Victory, and will report directly to Seenu Kasturi.

Yannick Bastien, age 37-   Chief Financial Officer, Principal Accounting Officer

Mr. Bastien attended University of Central Florida ("UCF"), Orlando from 1994-1997 where he majored in Microbiology and minored in Mathematics. While at UCF, Mr. Bastien was heavily involved in the stock market and investment, and ultimately left the university to begin a financial planning and real estate investment business, which was American Express Financial Advisors and subsequently became Ameriprise Financial.

Mr. Bastien built a solid financial planning business over a ten-year period beginning in 1998 while also investing in and managing various construction projects.  In 2007, at Mr. Kasturi’s request, Mr. Bastien left the financial planning business to assist Mr. Kasturi with a HUD project at K & L Investment Realty, LLC. Since then, Mr. Bastien has successfully remodeled and refurbished several apartment communities, owned by Mr. Kasturi, some of which are HUD Properties.  In addition, Mr. Bastien has promulgated an extremely successful apartment management system, and has integrated that system, with a high level of success at all of the company owned properties. Mr. Bastien was appointed Vice-President of Operations at Blue Victory Holdings, Inc. at its inception.

Mr. Bastien’s proven ability to manage construction and real estate projects by meeting timelines and budgets will be an asset for us in remodeling, retrofitting and new construction. Mr. Bastien is the construction coordinator and works with Fred Alexander and Owen Thompson on restaurant projects. In addition, Mr. Bastien assists Mr. Kasturi with performing the accounting functions necessary at Blue Victory. Mr. Bastien reports directly to Seenu Kasturi.

Owen P. Thompson, age 44 – Vice-President of Restaurant Operations

Mr. Thompson attended the University of  Southwestern Louisiana School of Business from 1985 to 1988. Since 2000, Mr. Thompson has worked with the Krystal Company Operations Department as a District Supervisor over Louisiana and East Texas Operations. Owen Thompson will serve as our Director of Restaurant Operations and Supervisor until we have enough units to justify bringing one on. He reports directly to Seenu Kasturi.

Term of Office

Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board of Directors

There are no current plans to form an audit, nominating or compensation committee. The only member of our Board of Directors, is our Chairman, Seenu Kasturi. We will consider adding members to our Board of Directors upon the effectiveness of the Registration Statement and will form the necessary committees as recommended by the Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended  December 31 , 2010 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO).

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Seenu Kasturi, Chief Executive Officer	2010	$0	0	0	0	0	0	0	$0
Fred Alexander, Vice-President of Business Development	2010	$0	0	0	0	0	0	0	$0
Yannick Bastien, Chief Financial Officer	2010	$0	0	0	0	0	0	0	$0
Owen P. Thompson, Vice-President of Restaurant Operations	2010	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through May 9 , 2011.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending June 30, 2010 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Employment Agreements

We currently do not have any employment agreements with any of our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of May 9, 2011 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Seenu Kasturi	9,100,000	91.00%
	4400 Ambassador Caffery Parkway, Suite A Box 347 Lafayette, Louisiana 70508

	Officers and Directors as a Group	9,100,000	91.00%

(1)  Based upon 10,000,000 shares outstanding as of  May 9 , 2011.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On September 3, 2010 the Company paid a $100,000 deposit on behalf of a company owned by our CEO.  The deposit was paid in connection with the acquisition of land and a building which is used by Hardees of New Iberia, Inc. In connection with this deposit, the related party signed a promissory note for the full amount of the deposit, which will bear interest at 6%, and stipulates that all principal and interest is due to the Company on July 15, 2011. In connection with this transaction, Hardees of New Iberia, Inc. signed a 5 year lease with the same related party, for the use of the land and the building. The lease calls for rent payments of $1,000 per month through July 14, 2015. The promissory note for $100,000 is attached as Exhibit 10.1 and is herein incorporated by reference.

On July 6, 2009 we issued 9,000,000 shares of par value $.001 common stock to Seenu Kasturi, our CEO, pursuant to an exemption from registration set forth in Section 4(2) of the Securities Act of 1933. The shares were issued in exchange for services rendered to us by Mr. Kasturi in his role as the Company’s CEO and founder. Services provided to us include, but are not limited to, the interviewing and hiring of independent accountants, legal counsel, transfer agents, and market makers.

On March 31, 2010, the Company purchased contract rights from K&L Investment Realty, LLC, a company owned by our CEO.  In consideration for an investment of $522,829, the Company has the rights to receive 50 payments of $5,591 per month including interest of 8%. At the end of the payment term, the Company will receive a onetime lump sum payment of $398,400.  The contract calls for full recourse should the contract holder default on payment for the full outstanding balance and any accumulated deficit due as of the date of the default.  As of June 30, 2010, $26,200 is recorded in current assets and the remaining balance is recorded as a long term receivable. The contract rights agreement with K&L is attached hereto as Exhibit 10.4.

On June 6, 2010, Seenu Kasturi purchased 100,000 common shares at a price per share of $1.00 for an aggregate purchase price of $100,000 in conjunction with our Regulation D Rule 506 private offering completed on June 28, 2010.

During the year ended June 30, 2010, the Company loaned $20,000 to K&L Investment Realty, LLC, a company owned by our CEO. Pursuant to the terms of the loan, the loan bears interest at 8% and is due on demand. The Company recognized interest income as it is earned on the outstanding note receivable.

On September 17, 2010 we purchased a single family residence and subsequently sold it to our CEO, Seenu Kasturi on December 20, 2010. The address for the property is 413 Quail Drive, Lafayette, LA 70508.

The single family residence was acquired with the intention of refurbishing and reselling it.  It was acquired because we had liquid capital in a checking account earning no interest. We felt, the property needed very little rehab work and had the potential to sell quickly and generate a profit. The property was acquired for $110,000. While in the process of renovating the house, we came across an opportunity to acquire nine restaurant franchises located in Charlotte, NC. Therefore, our CEO acquired it for $130,000, generating a $20,000 profit for the Company. (See attached the Property Closing Statement between Julia Frances Bingham and Blue Victory Holdings, Inc. and Act of Cash Sale between the Company and Seenu Kasturi attached hereto as Exhibits 10.8 and 10.9, respectively).

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

BLUE VICTORY HOLDINGS, INC.
1,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until  May    , 2011, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:   May  , 2011

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Securities and Exchange Commission registration fee	$71.30
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,071.30

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities.

We were incorporated in the State of Nevada in July 2009. On July 6, 2009, 9,000,000 shares were issued to Seenu Kasturi in return for services rendered to the Company and 10,000 shares were issued to Anslow & Jaclin, L.P in return for legal services to be rendered. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

On June 28, 2010, we completed a Regulation D Rule 506 offering in which we sold 990,000 shares of common stock to 50 investors, at a price per share of $1.00 per share for an aggregate offering price of $990,000. All 50 investors were either a family relative or friend of Mr. Kasturi. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name	No. of Shares
Reynaud, Roderick	1,000
Granger, Kenneth	1,000
Granger, James	5,000
Pandya, Ketan	50,000
Broussard, Brett	1,000
Pandya, Bipin	50,000
Peters, Stephen	5,000
Bhougaraju, Kesava K/Shymala	5,000
Rao, Shridhar	5,000
Kiesler, James	50,000
Blasi, Candance	15,000
Flanders, Rowena	25,000
Leopold, William	50,000
Jaikishen, Suryakalan	25,000
Bhat, Shyla	8,000
Bourgeois, Cynthia	50,000
Sharma, Neeraj	25,000
Kasturi, Savitha	2,500
Alexander, Fred	1,000
Bastien, Yannick	1,000
Evans, James	2,500
Shukla, Dev	1,000
Soucie, Michelle	1,000
Lewis, Shelly	2,500
Richard, Mark	1,000
Akkaraju, Vidyadhar/Parvathi	100,000
Akkaraju, Nikhil	1,000
Kasturi, Lakshmi	1,000
Kasturi, Minakshi	1,000
Boone, Brandy	1,000
Hilliard, Karen	50,000
Etier, Brian	5,000
Bernard, Brenda	1,000
Anderson, Christine	1,000
Ghirardi, Ronald	1,000
Williams, Stacy	1,000
Jacobs, Amy	1,000
Jacobs, Russell	1,000
Lewis, Simeon	1,000
Peters, Linda	1,000
Mitchell, David	10,000
Bilakanti, Srinivas	5,000
Islam, Mohammed	25,000
Chikeral, Amil	5,000
Kasturi, Seenu & Divya	100,000
Peters, Marck	65,000
Thompson, Owen	2,500
Thanki, Lalit	25,000
Alleman, Kim	2,000
Stewart, Robert	200,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	Other than Seenu Kasturi, our Chief Executive Officer, none of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in July 30, 2010 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Promissory Note by and between Blue Victory Holdings, Inc. and Hardees of New Iberia, Inc. dated July 14, 2010 (1)
10.2	Promissory Note by and between Charles Kenneth Luke and Barbara Anne Tarver Luke and Blue Victory Holdings, Inc. (2)
10.3	Lease Agreement between Blue Victory Holdings, Inc. and Hardees Real Estate of Louisiana, Inc. (2)
10.4	Assignment of Interest in Two Contracts of Sale & Purchase with Recourse between K&L Investment Realty, LLC and Blue Victory Holdings, Inc. (2)
10.5	Hardees Restaurant Franchise Agreement between HNI, LLC and Hardees Food Systems, Inc. (2)
10.6	Property Closing Statement by and between Ouida Marie Dubois Young and Blue Victory Holdings, Inc. dated September 27, 2010.
10.7	Property Closing Statement by and between Blue Victory Holdings, Inc. and Robert and Shannon Robinson dated November 22, 2010.
10.8	Property Closing Statement between Julia Frances Bingham and Blue Victory Holdings, Inc. dated September 17, 2010.
10.9	Act of Cash Sale between Blue Victory Holdings, Inc. and Seenu Kasturi dated December 20, 2010.
10.10	Management Agreement between Blue Victory Holdings, Inc. and Star Brands, LLC dated March 15, 2011.
23.1	Consent of Webb & Company, P.A.

(1)	– Filed as an exhibit to the Registration Statement on Form S-1 filed on November 4, 2010 and herein incorporated by reference.
(2)	– Filed as an exhibit to the Registration Statement on Form S-1/A filed on March 24, 2011 and herein incorporated by reference.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Lafayette, Louisiana on May 9 , 2011.

BLUE VICTORY HOLDINGS, INC.

Name	Title	Date

/s/ Seenu Kasturi	Chief Executive Officer,	May 9, 2011
Seenu Kasturi	and Chairman of the Board of Directors

/s/ Yannick Bastien	Chief Financial Officer, Principal	May 9, 2011
Yannick Bastien	Accounting Officer and Director

/s/ Fred Alexander	Vice-President of Business Development	May 9, 2011
Fred Alexander

/s/ Owen P. Thompson	Vice-President of Restaurant Operations	May 9, 2011
Owen P. Thompson

By:	/s/Owen P. Thompson
Owen P, Thompson
Vice-President of Restaurant Operations

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Seenu Kasturi and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Blue Victory Holdings, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Seenu Kasturi	Chief Executive Officer and	May 9, 2011
Seenu Kasturi	Chairman of the Board of Directors